Exhibit 10.2

SECOND AMENDMENT TO

LEASE AGREEMENT

This Second Amendment to Lease Agreement is made effective the 1st day of January, 2004, by and between CADENA ENTERPRISES, INC. ("Landlord") and ALTERNATIVE DELIVERY SOLUTIONS, INC. ("Tenant").

WHEREAS, Landlord and Tenant entered into that one certain Lease Agreement executed on October 14, 2002 (the "Lease") whereby Tenant leased the following described real property from Landlord:

Lot 10, Block 3, New City Block 14847, City of San Antonio, Bexar County, Texas, commonly known as 15454 Tradesman, San Antonio, Texas 78249 (the "Property"); and

     WHEREAS, Landlord and Tenant entered into that one certain First Amendment to Lease Agreement effective the 31st day of July, 2003 pursuant to which Landlord agreed to abate $5,000 of the base rent for each month from August 2003 through November 2003 and Tenant agreed to repay past due rent of $30,000 and the abated rent of $20,000 by paying an additional $2,500 per month to Landlord beginning in December 2003; and

     WHEREAS, the Tenant is also obligated to pay the sum of $18,206.69 in property taxes for the Property for 2003 and the sum of $1,696 in insurance charges for the Property for 2003 but has only paid $7,500 of such sums; and

     WHEREAS, Tenant failed to fully pay rent due for the months of August through December 2003 and failed to pay all but $7,500 of the $18,206.69 in property taxes and the $1,696 in insurance charges for the Property for 2003 and there is now $65,402.69 in amounts past due by Tenant to Landlord in relation to the Property; and

     WHEREAS, Tenant has requested that Landlord agree to (1) reduce the amount of space leased and the future rent, (2) an early termination of the Lease so that Tenant can relocate its business operations and (3) an agreed repayment schedule for the $65,402.69 in past due amounts; and

     WHEREAS, Landlord is willing to agree to reduce the amount of space leased and the future rent, an early termination of the Lease, and an agreed repayment schedule for the $65,402.69 in past due amounts provided that Tenant agrees to enter into this Second Amendment to Lease Agreement setting out the specific terms and conditions of the agreement of Landlord and Tenant in regard to the Lease and the Property; and

WHEREAS, Tenant is willing to enter into this Second Amendment to Lease Agreement.

     NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the sum of $10, and other good and valuable consideration, each to the other, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant do hereby agree as follows:

1. Incorporation of Recitals. The foregoing recitals are confirmed as accurate and are hereby incorporated into and made a part of this Second Amendment to Lease Agreement.

               2.     Reduction of Leased Space and Rent. The Lease is hereby amended to provide that Tenant leases from Landlord 2968 square feet of the building located on the Property, said 2968 square foot area being the area illustrated and described on Exhibit "A" attached hereto. The Lease is also amended to provide that the rent Tenant shall be reduced to $4,000.00 per month effective January 1, 2004.

3. Early Termination of the Lease. The Lease is hereby amended to provide that either Landlord or Tenant may terminate the Lease on not less than 60 days written notice to the other party.

               4.     Tenant Reports to Landlord. By the 20th day of each calendar month, beginning January 20, 2004, Tenant shall deliver to Landlord a written report summarizing the status of Tenant's efforts to locate and lease a new location for operation of Tenant's business.

5. Past Due Amounts. Tenant owes Landlord the sum of $65,402.69 in past due amounts.

               6.     Payment of Past Due Amounts. Tenant shall pay Landlord the sum of $65,402.69 in past due amounts (plus interest thereon at the rate of 5.5% per annum) on or before February 1, 2005. Tenant shall, on or before February 6, 2004, execute and deliver to Landlord the original of a Promissory Note in the form of the document attached as Exhibit AA hereto, evidencing Tenant's agreement to pay said amount with interest as therein set out.

               7.     Ratification. In all other respects, all terms of the Lease are hereby ratified and confirmed by Landlord and Tenant and the Lease is further confirmed by Landlord and Tenant as being in full force and effect.

8. Binding Effect. This Second Amendment to Lease Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and assigns.

               9.     Counterparts. This Second Amendment to Lease Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

10. Facsimile Signatures. This Second Amendment to Lease Agreement may be executed by facsimile signature and facsimile signatures shall be considered to be the same as original signatures.

This Second Amendment to Lease Agreement is executed effective the 1st day of January, 2004.

LANDLORD:

CADENA ENTERPRISES, INC.

By:
John A. Cadena, President

TENANT:

ALTERNATIVE DELIVERY SOLUTIONS, INC.

By:
Dub Doyal, Chief Executive Officer